UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2012 (April 27, 2012)

Date of Report (Date of earliest event reported)

MAM SOFTWARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP

 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2012, the Board of Directors of MAM Software Group, Inc. (“we,” “us,” “our,” or the “Company”) acting upon the recommendation of the Compensation Committee of the Board approved certain issuances of restricted Company common stock, par value $0.001 (“Common Stock”) pursuant to the Company’s 2007 Long-term Incentive Plan (the “2007 Plan”) to Michael Jamieson, our President and Chief Executive Officer and Charles F. Trapp, our Executive Vice President and Chief Financial Officer (the “Stock Grants”) as more fully described herein.   All unvested shares of Common Stock and all option awards existing prior to April 27, 2012 to Messrs. Jamieson and Trapp were cancelled as of April 27, 2012.

The Stock Grants are in the form of restricted Common Stock issued under the 2007 Plan and subject to vesting (as described below), 5% of the Company’s fully diluted Common Stock to Mr. Jamieson (728,350 at April 27, 2012), and 3% of the Company’s fully diluted Common Stock to Mr. Trapp (437,009 at April 27, 2012). The Stock Grants will vest according to the following schedule:

-	40% when the market price of the Company’s Common Stock trades at or above $5 for the previous 30 day volume weighted average price (“VWAP”)
-	15% when the market price of the Company’s Common Stock trades at or above $6 for the previous 30 day VWAP.
-	15% when the market price of the Company’s Common Stock trades at or above $7 for the previous 30 day VWAP.
-	30% when the market price of the Company’s Common Stock trades at or above $8 for the previous 30 day VWAP.

All of the Stock Grants will be awarded prior to July 2012. Upon a Change of Control, as defined in Mr. Jamieson and Mr. Trapp’s Employment Agreements effective as of July 1, 2010 (filed as an exhibit to the Company’s Current Report on Form 8-K filed July 21, 2010), all shares of Common Stock with a price target of $5 per share as described above will immediately vest. All other shares issued pursuant to the Stock Grants will not vest upon a Change of Control.

Under the 2007 Plan, no single participant may receive more than 25% of the total shares awarded in any single year. The Company will amend the 2007 Plan to allow for the issuances describe above. In the event that stockholder approval is not obtained prior to April 27, 2013, the tax deductibility of the Stock Grants will be limited to the maximum amount of shares of Common Stock eligible to be granted pursuant to the 2007 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 1, 2012		MAM SOFTWARE GROUP, INC.
/s/ Charles F. Trapp
	By:	Name: Charles F. Trapp
Title: Chief Financial Officer